Exhibit 99.1

GlobalSCAPE, Inc. Expands Channel Program Initiatives to Help Partners Maximize Potential for Managed File Transfer and Data Integration Technologies
Partner Program Updates Include Express Deal Registration, Enhanced Enablement Resources and Video-Based Sales Training

SAN ANTONIO – September 28, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced it was expanding its channel partner program to help its network of resellers take advantage of continued growth in the managed file transfer (MFT) market with its Enhanced File TransferTM (EFTTM) platform, and also maximize sales opportunities in the high-growth integration platform as a service (iPaaS) market available through the recently released Kenetix platform.

To help meet the needs of its channel partners, Globalscape has refreshed and enhanced the training programs, partner portal, marketing tools, business development strategies and profitability enhancements available to resellers. The three-tier (Platinum, Gold and Authorized) channel program enhancements also reflect the needs of today’s resellers who require simple, mobile and remote access to resources. Among the program elements designed to meet that model are:

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Express Deal Registration to accommodate partners who have cultivated an opportunity but lack the resources necessary to close the deal on their own, also incentivized with additional margin to the partner;

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Enhanced Enablement Resources such as conversation guides for resellers, in addition to the popular “Campaign in a Box” kits with professionally designed collateral, case studies, email campaigns and comprehensive instructions to help generate leads and visibility for the partner; and,

•	Video-Based Sales Support and Training covering product features, market trends, selling techniques and competitive advantages of EFT and Kenetix.

Globalscape’s objective is to maximize opportunities with the existing network of nearly 400 reseller partners, then expand the program to accommodate new partners eager to leverage the Company’s high customer satisfaction and retention rates with the award-winning EFT platform and to enter the emerging iPaaS market.

Supporting Quote:
Gary Mullen, Vice President of Marketing at Globalscape
“Our recent release of Kenetix and the associated opportunities in the iPaaS market, along with our continued strength in the MFT space, prompted us to expand and enhance the resources available to support our valued reseller partners by optimizing productivity, sales potential and increasing margins. The expansion of our channel sales program gives our partners the training, support and resources they need to meet the ever-changing needs of their customers.”

For more information about Globalscape’s channel program, please visit: https://www.globalscape.com/partners.

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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